Exhibit 99.1

Slack Announces Record Third Quarter Fiscal Year 2020 Results
Q3FY20 total revenue of $168.7 million up 60% year-over-year
Non-GAAP operating margin improved 26 percentage points year-over-year
Added 101 Paid Customers with over $100,000 in annual recurring revenue
Exceeded 50 Paid Customers with over $1 million in annual recurring revenue
SAN FRANCISCO, December 4, 2019—Slack Technologies, Inc., (NYSE: WORK) today reported financial results for its fiscal quarter ended October 31, 2019.
Management Commentary:
“Shared channels went into general availability in mid-September after an extensive beta period. Since then the rate of adoption has accelerated,” said Stewart Butterfield, Chief Executive Officer and Co-Founder at Slack. “This is our most exciting product release in collaboration since we first launched Slack.”
“Revenue growth was 60% year-over-year, driven by strong growth upmarket,” said Allen Shim, Chief Financial Officer at Slack. “We ended the quarter with 821 Paid Customers greater than $100,000 in annual recurring revenue, which is up 67% year-over-year. We also exceeded 50 Paid Customers with greater than $1 million in annual recurring revenue for the first time, an indication that large enterprises are increasingly standardizing on Slack as their primary collaboration platform.”
Board of Directors Update:
Effective today, Slack appointed Michael McNamara to its board of directors. Slack also announced that Chamath Palihapitiya will be stepping down from its board of directors.
Third Quarter Fiscal 2020 Financial Highlights:

•	Total revenue was $168.7 million, an increase of 60% year-over-year.

•	Calculated Billings was $186.1 million, an increase of 47% year-over-year.

•
GAAP gross profit was $145.6 million, or 86.3% gross margin, compared to $92.1 million, or 87.2% gross margin, in the third quarter of fiscal year 2019. Non-GAAP gross profit was $148.9 million, or 88.3% gross margin, compared to $92.5 million, or 87.5% gross margin, in the third quarter of fiscal year 2019.

•
GAAP operating loss was $95.0 million, or 56% of total revenue, compared to a $50.8 million loss in the third quarter of fiscal year 2019, or 48% of total revenue. Non-GAAP operating loss was $18.1 million, or 11% of total revenue, compared to a $39.6 million loss in the third quarter of fiscal year 2019, or 37% of total revenue.

•	GAAP net loss per basic and diluted share was $0.16. Non-GAAP net loss per share was $0.02.

•
Net cash used in operations was $9.1 million, or 5% of total revenue, compared to cash used in operations of $28.4 million, or 27% of total revenue, for the third quarter of fiscal year 2019. Free Cash Flow was $(19.1) million, or 11% of total revenue, compared to $(43.5) million, or 41% of total revenue for the third quarter of fiscal year 2019.

Recent Business Highlights:

•	Third Quarter Highlights:

◦	Ended the quarter with over 105,000 Paid Customers, up 30% year-over-year.

◦	Net dollar retention rate was 134%.

◦	The number of Paid Customers with greater than $100,000 in annual recurring revenue was 821, up 67% year-over-year.

◦	The number of Paid Customers with greater than $1 million in annual recurring revenue exceeded 50 for the first time.

◦	Announced general availability of shared channels and Workflow Builder.

◦	Ended the quarter with over 26,000 Paid Customers using shared channels, up from over 20,000 at the end of last quarter.

Financial Outlook:
For the fourth quarter of fiscal year 2020, Slack currently expects:

•	Total revenue of $172 million to $174 million, representing year-over-year growth of 41% to 43%.

•	Non-GAAP operating loss of $36 million to $34 million.

•	Non-GAAP net loss per share of $0.07 to $0.06, assuming weighted average shares outstanding of 550 million.
For the full fiscal year 2020, Slack currently expects:

•	Total revenue of $621 million to $623 million, representing year-over-year growth of 55% to 56%.

•	Non-GAAP operating loss of $144 million to $142 million, including approximately $30 million of one-time direct listing related expenses.

•	Non-GAAP net loss per share of $0.32 to $0.31, assuming weighted average shares outstanding of 399 million.

•	Calculated Billings of $745 million to $760 million, representing year-over-year growth of 44% to 47%.

•
Free Cash Flow net burn of $85 million to $80 million, including approximately $30 million of one-time direct listing-related expenses and $21 million of one-time direct listing related cash taxes related to RSU vesting.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: calculated billings, free cash flow, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share. Certain of these non-GAAP financial measures exclude stock-based compensation and amortization of intangible assets.
Slack believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Slack’s financial condition and results of operations. Slack’s management uses these non-GAAP measures to compare Slack’s performance to that of prior periods for trend analysis, and for budgeting and planning purposes. Slack believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Slack’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Slack’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Slack urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Slack’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Slack has not reconciled its outlook as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measure because certain items are out of Slack’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Slack’s control. Slack’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Slack’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2019. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Slack makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended October 31, 2019. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: Slack’s recent growth rates may not be indicative of its future growth; Slack may experience quarterly fluctuations in its results of operations due to a number of factors that make its future results difficult to predict and could cause its results of operations to fall below analyst or investor expectations or to fluctuate more than expected; Slack may fail to manage its growth effectively and may be unable to execute its business plan or maintain high levels of service and customer satisfaction; real or perceived errors, failures, vulnerabilities, or bugs in Slack could harm Slack’s business, results of operations, and financial condition; a security incident may allow unauthorized access to Slack’s systems, networks, or data or the data of organizations on Slack, harm its reputation, create additional liability, and harm its financial results; any actual or perceived failure by Slack to comply with privacy, data protection, information security, consumer privacy, data residency, or telecommunications laws, regulations, government access requests, and obligations in one or multiple jurisdictions could result in proceedings, actions, or penalties against Slack and could harm its business and reputation; the risk of interruptions or performance problems, including a service outage, associated with Slack’s technology or infrastructure; the market and software categories in which Slack participates are competitive, new, and rapidly changing, and if it does not compete effectively with established companies as well as new market entrants its business, results of operations, and financial condition could be harmed; a protracted infringement claim, a claim that results in a significant damage award, or a claim that results in an injunction could harm Slack’s results of operations; adverse general economic and market conditions; Slack’s ability to attract and retain qualified employees and key personnel; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Slack’s views as of the date of this press release. Slack anticipates that subsequent events and developments will cause its views to change. Slack undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Slack’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect Slack’s results is included in Slack’s SEC filings, which may be obtained by visiting our Investor Relations website at investor.slackhq.com or the SEC's website at www.sec.gov.
Earnings Webcast:
Slack will hold a public webcast at 2:00 p.m. PST today to discuss the results for its third quarter fiscal 2020 and financial outlook. The live public call can be accessed by dialing (866) 211-3197 within the U.S., and (647) 689-6597 internationally. The conference ID is 8097657. The webcast replay and audio download will also be available on our Investor Relations website at investor.slackhq.com.
Investor Presentation Details:
An investor presentation providing additional information and analysis can be found at investor.slackhq.com.
About Slack:
Slack is where work happens. Slack is a new layer of the business technology stack that brings together people, applications and data – a hub for collaboration where people can effectively work together, access critical applications and services, and find important information to do their best work. People around the world use Slack to connect their teams, unify their systems and drive their business forward.
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Slack and the Slack logo are trademarks of Slack Technologies, Inc. or its subsidiaries in the U.S. and/or other countries. Other names and brands may be claimed as the property of others.
CONTACTS:

Jesse Hulsing	Karesha McGee
Investor Relations	Media Relations
ir@slack.com	pr@slack.com

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue	$168,725	$105,648	$448,519	$278,585
Cost of revenue	23,140	13,540	72,820	35,002
Gross profit	145,585	92,108	375,699	243,583
Operating expenses:
Research and development	94,853	40,990	363,725	111,582
Sales and marketing	96,210	67,687	299,440	163,408
General and administrative	49,524	34,185	209,624	79,361
Total operating expenses	240,587	142,862	872,789	354,351
Loss from operations	(95,002)	(50,754)	(497,090)	(110,768)
Other income (expense), net	7,135	3,376	17,323	7,263
Loss before income taxes	(87,867)	(47,378)	(479,767)	(103,505)
Provision (benefit) for income taxes	(101)	318	(504)	753
Net loss	(87,766)	(47,696)	(479,263)	(104,258)
Net income (loss) attributable to noncontrolling interest	1,395	(24)	2,792	156
Net loss attributable to Slack common stockholders	$(89,161)	$(47,672)	$(482,055)	$(104,414)
Basic and diluted net loss per share:
Net loss per share attributable to Slack common stockholders, basic and diluted	$(0.16)	$(0.39)	$(1.38)	$(0.86)
Weighted-average shares used in computing net loss per share attributable to Slack common stockholders, basic and diluted	544,057	122,880	348,580	120,924

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2019	January 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$476,474	$180,770
Marketable securities	297,632	660,301
Accounts receivable, net	84,977	87,438
Prepaid expenses and other current assets	58,811	54,213
Total current assets	917,894	982,722
Restricted cash	38,490	20,490
Strategic investments	24,215	12,334
Property and equipment, net	109,806	88,359
Intangible assets, net	12,104	15,203
Goodwill	48,598	48,598
Other assets	33,745	31,250
Total assets	$1,184,852	$1,198,956
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,159	$16,613
Accrued compensation and benefits	47,029	46,151
Accrued expenses and other current liabilities	44,641	29,809
Deferred revenue	302,690	239,825
Total current liabilities	405,519	332,398
Deferred revenue, noncurrent	1,234	2,048
Other liabilities	30,868	22,904
Total liabilities	437,621	357,350
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	1,392,101
Common stock	55	13
Additional paid-in-capital	1,879,601	105,633
Accumulated other comprehensive income (loss)	13	(498)
Accumulated deficit	(1,147,618)	(665,563)
Total Slack Technologies, Inc. stockholders’ equity	732,051	831,686
Noncontrolling interest	15,180	9,920
Total stockholders’ equity	747,231	841,606
Total liabilities and stockholders’ equity	$1,184,852	$1,198,956

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(87,766)	$(47,696)	$(479,263)	$(104,258)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,762	4,564	20,419	11,227
Loss on disposal of property and equipment	—	—	—	2,165
Stock-based compensation	73,861	10,515	363,287	18,271
Amortization of deferred contract acquisition costs	2,232	875	5,522	1,965
Net amortization of bond premium on debt securities available for sale	(341)	(1,024)	(2,077)	(1,589)
Change in fair value of strategic investments	(2,907)	62	(5,791)	(287)
Other non-cash charges	(383)	202	(742)	500
Changes in operating assets and liabilities:
Accounts receivable	(12,338)	(6,181)	2,920	(12,315)
Prepaid expenses and other assets	(1,888)	(27,205)	(12,049)	(38,053)
Accounts payable	2,441	3,710	1,005	9,251
Accrued compensation and benefits	(18,879)	6,820	879	7,488
Deferred revenue	17,401	20,809	62,051	64,719
Other current and long-term liabilities	11,706	6,174	20,935	17,462
Net cash used in operating activities	(9,099)	(28,375)	(22,904)	(23,454)
Cash flows from investing activities:
Purchases of marketable securities	(143,342)	(366,729)	(202,895)	(734,778)
Maturities of marketable securities	133,304	132,100	402,255	479,291
Sales of marketable securities	—	4,638	166,074	11,271
Acquisitions of businesses, net of cash acquired	—	(42,813)	—	(45,313)
Acquisition of intangible assets	—	(1,198)	—	(2,382)
Purchases of property and equipment	(10,007)	(15,092)	(38,276)	(42,704)
Sales of property and equipment	—	242	—	762
Capitalized software development costs	—	(415)	—	(415)
Purchase of strategic investments	(3,813)	(710)	(9,283)	(1,610)
Proceeds from liquidation of strategic investments	—	38	2,858	190
Net cash provided by (used in) investing activities	(23,858)	(289,939)	320,733	(335,688)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,337	775	11,612	2,637
Payment of contingent consideration for an acquisition	—	—	(5,000)	—
Issuance of common stock for employee stock purchase plan	7,351	—	7,351	—
Net proceeds from issuance of convertible preferred stock	—	426,880	—	426,880
Repurchase of convertible preferred stock	—	—	—	—
Capital contributions from noncontrolling interest holders	3,840	—	3,840	—
Distributions to noncontrolling interest holders	(1,372)	—	(1,372)	—
Issuance of common stock to third party	—	—	—	6,084
Other financing activities	—	(32)	(556)	(47)
Net cash provided by financing activities	11,156	427,623	15,875	435,554
Net increase (decrease) in cash, cash equivalents and restricted cash	(21,801)	109,309	313,704	76,412
Cash, cash equivalents and restricted cash at beginning of period	536,765	105,166	201,260	138,063
Cash, cash equivalents and restricted cash at end of period	$514,964	$214,475	$514,964	$214,475

SLACK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

Calculated Billings

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue	$168,725	$105,648	$448,519	$278,585
Add: Total deferred revenue, end of period	303,924	190,172	303,924	190,172
Less: Total deferred revenue, beginning of period	(286,523)	(169,363)	(241,873)	(125,453)
Calculated Billings	$186,126	$126,457	$510,570	$343,304

Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Net cash used in operating activities	$(9,099)	$(28,375)	$(22,904)	$(23,454)
Purchases of property and equipment	(10,007)	(15,092)	(38,276)	(42,704)
Free Cash Flow	$(19,106)	$(43,467)	$(61,180)	$(66,158)

SLACK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Reconciliation of gross profit:
GAAP gross profit	$145,585	$92,108	$375,699	$243,583
Add: Stock-based compensation and related employer payroll taxes	2,765	40	14,656	701
Add: Amortization of acquired intangible assets	558	337	1,675	356
Non-GAAP gross profit	$148,908	$92,485	$392,030	$244,640

Reconciliation of operating expenses:
GAAP research and development	$94,853	$40,990	$363,725	$111,582
Less: Stock-based compensation and related employer payroll taxes	(41,189)	(3,532)	(205,859)	(7,871)
Less: Amortization of acquired intangible assets	(150)	(25)	(449)	(25)
Non-GAAP research and development	$53,514	$37,433	$157,417	$103,686

GAAP sales and marketing	$96,210	$67,687	$299,440	$163,408
Less: Stock-based compensation and related employer payroll taxes	(18,085)	(227)	(87,788)	(1,679)
Less: Amortization of acquired intangible assets	(325)	(325)	(975)	(379)
Non-GAAP sales and marketing	$77,800	$67,135	$210,677	$161,350

GAAP general and administrative	$49,524	$34,185	$209,624	$79,361
Less: Stock-based compensation and related employer payroll taxes	(13,794)	(6,716)	(78,167)	(8,020)
Non-GAAP general and administrative	$35,730	$27,469	$131,457	$71,341

Reconciliation of loss from operations:
GAAP operating loss	$(95,002)	$(50,754)	$(497,090)	$(110,768)
Add: Stock-based compensation and related employer payroll taxes	75,833	10,515	386,470	18,271
Add: Amortization of acquired intangible assets	1,033	687	3,099	760
Non-GAAP operating loss	$(18,136)	$(39,552)	$(107,521)	$(91,737)

Reconciliation of net loss and net loss per share:
Net loss attributable to Slack common stockholders	$(89,161)	$(47,672)	$(482,055)	$(104,414)
Add: Stock-based compensation and related employer payroll taxes	75,833	10,515	386,470	18,271
Add: Amortization of acquired intangible assets	1,033	687	3,099	760
Non-GAAP net loss	$(12,295)	$(36,470)	$(92,486)	$(85,383)

GAAP net loss per share	$(0.16)	$(0.39)	$(1.38)	$(0.86)
Add: Stock-based compensation and related employer payroll taxes	0.14	0.09	1.10	0.15
Add: Amortization of acquired intangible assets	—	—	0.01	—
Non-GAAP net loss per share	$(0.02)	$(0.30)	$(0.27)	$(0.71)

Weighted-average common shares outstanding, basic and diluted	544,057	122,880	348,580	120,924